Exhibit 5.1


                                January 16, 1998



Community Distributors, Inc.
CDI Group, Inc.
251 Industrial Parkway
Branchburg Township
Somerville, NJ 08876

         Re:      Community Distributors, Inc. - Registration of
                  $80,000,000 Aggregate Principal Amount of
                  10-1/4%  Senior Notes Due
                  2004, Series B on Form S-4
                  ----------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on November 28, 1997 (as amended by Amendment No. 1 thereto filed on January 16, 1998, the "Registration Statement"), of $80,000,000 aggregate principal amount of 10-1/4% Senior Notes due 2004, Series B (the "New Notes") of Community Distributors, Inc. (the "Company"), together with a guarantee thereof (the "New Guarantee") by CDI Group, Inc. (the "Holding Company").

         The New Notes and the New Guarantee will be offered in exchange for the Company's outstanding 10-1/4% Senior Notes due 2004 (the "Old Notes"), which have also been guaranteed by the Holding Company, pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of prospectus included in the Registration Statement.

         We have acted as counsel to the Company and the Holding Company in connection with the foregoing registration of the New Notes. We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity


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Community Distributors, Inc.
CDI Group, Inc.
January 16, 1998
Page 2


to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents.

         The opinion set forth below relating to the binding effect of the New Notes and the New Guarantee is subject to the following general qualifications:

         (i) we assume that the Indenture (as defined in the Registration Statement) is the binding obligation of the other parties thereto;

         (ii) the enforceability of any obligation of the Company or the Holding Company may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

         (iii) no opinion is given herein as to the enforceability of any particular provision of the New Notes or the Indenture relating to remedies after default or as to the availability of any specific or equitable relief of any kind; and

         (iv) the enforcement of any rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         This opinion is limited to the laws of The Commonwealth of Massachusetts as applied by courts located in Massachusetts and the General Corporation Law of the State of Delaware as applied by courts located in Delaware. Pursuant to its terms, the Indenture and the New Notes are governed by the laws of the State of New York; for the purposes of this opinion we have assumed, without independent investigation, that the laws of the State of New York governing such Indenture and New Notes are the same as those which would govern the Indenture and New Notes if such Indenture and New Notes were governed by the internal substantive laws of The Commonwealth of Massachusetts. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transactions referred to herein. We express no opinion as to, and assume compliance, with any applicable, federal or state securities law.


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Community Distributors, Inc.
CDI Group, Inc.
January 16, 1998
Page 3


         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon the foregoing, we are of the opinion that the New Notes (together with the New Guarantee), when issued by the Company and the Holding Company in accordance with the terms of the Indenture against receipt of Old Notes pursuant to the terms of the Exchange Offer, will have been duly authorized and validly executed and delivered by the Company, and will be binding obligations of the Company and the Holding Company, respectively.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters".


                                                     Very truly yours,


                                                     /s/ BINGHAM DANA LLP
                                                     BINGHAM DANA LLP